UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019 (November 4, 2019)

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

HaCarmel 2

Yokneam, Israel 20692

(Address of principal executive offices and Zip Code)

+972 546 642 228

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SEDO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2019, Seedo Corp (the “Company”) received a letter of resignation, effective immediately, from Mr. Daniel Birnbaum, one of the Company’s directors.

Mr. Birnbaum’s resignation was a result of a disagreement with the Company. An English translation of the letter from Mr. Birnbaum to the Company concerning the circumstances surrounding his resignation is attached as Exhibit 17.1 to this Current Report on Form 8-K. The Company rejects all of the allegations in Mr. Birnbaum’s letter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Translation of resignation letter of Mr. Daniel Birnbaum, dated November 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEEDO CORP.

	By:	/s/ Zohar Levy
	Name:	Zohar Levy
Date: November 6, 2019	Title:	Director, Chief Executive Officer

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